Exhibit 21.1

Subsidiaries of Fossil, Inc.

as of January 1, 2011

Name of Subsidiary	Place of Incorporation	Parent Company	Percent Ownership
Fossil Intermediate, Inc.	Delaware	Fossil, Inc.	100
Fossil Stores I, Inc.	Delaware	Fossil, Inc.	100
Arrow Merchandising, Inc.	Texas	Fossil, Inc.	100
Fossil Canada, Inc.	Canada	Fossil, Inc.	100
Fossil Europe B.V.	The Netherlands	Fossil, Inc.	100
Fossil (Austria) GmbH	Austria	Fossil Europe, B.V.	100
Fossil Japan, Inc.	Japan	Fossil, Inc.	100
Fossil Holdings, LLC	Delaware	Fossil, Inc.	100
Fossil Holdings (Gibraltar) Ltd.	Gibraltar	Fossil, Inc.	100
Fossil (Gibraltar) Ltd.	Gibraltar	Fossil Holdings (Gibraltar) Ltd.	100
Fossil International Holdings, Inc.	Delaware	Fossil, Inc.	100
Fossil Mexico, S.A. de C. V.	Mexico	Fossil International Holdings, Inc.	52
Servicios Fossil Mexico, S.A. de C.V.	Mexico	Fossil International Holdings, Inc.	51
Fossil (East) Limited	Hong Kong	Fossil Holdings (Gibraltar) Ltd.	100
Fossil Partners, L.P.	Texas	Fossil Trust	99
Swiss Technology Holding GmbH	Switzerland	Fossil, Inc.	100
Fossil Trust	Delaware	Fossil Intermediate, Inc.	100
Fossil Holding LLC Luxembourg, SCS	Luxembourg	Fossil, Inc.	100
Fossil Luxembourg, Sarl	Luxembourg	Fossil Holding LLC Luxembourg, SCS	100
Pulse Time Center Company, Ltd.	Hong Kong	Fossil (East) Limited	96
Fossil (Hong Kong) Ltd	Hong Kong	Fossil (East) Limited	100
Fossil Singapore Pt Ltd.	Singapore	Fossil (East) Limited	100
FDT, Ltd.	Hong Kong	Fossil (East) Limited	51
Fossil (Australia) Pty Ltd.	Australia	Fossil (East) Limited	100
Fossil (New Zealand) Ltd.	New Zealand	Fossil (Australia) Pty Ltd.	100
Fossil Time Malaysia Sdn. Bhd.	Malaysia	Fossil (East) Limited	100
Fossil Industries Ltd.	Hong Kong	Fossil (East) Limited	100
Fossil Trading (Shanghai) Company Ltd.	China	Fossil (East) Limited	100
Fossil (Asia) Holding Ltd.	Hong Kong	Fossil (East) Limited	100
Fossil Europe GmbH	Germany	Fossil Europe B.V.	100
Fossil Italia, S.r.l.	Italy	Fossil Europe B.V.	100
Gum, S.A.	France	Fossil Europe B.V.	100
Fossil, S.L.	Spain	Fossil Europe B.V.	50
Fossil U.K. Holdings Ltd.	United Kingdom	Fossil Europe B.V.	100
FESCO GmbH	Germany	Fossil Europe B.V.	100
Fossil Switzerland GmbH	Switzerland	Fossil Europe B.V.	100
Fossil X Time GmbH	Switzerland	Fossil Europe B.V.	100
In Time—Portugal	Portugal	Fossil Spain, S.L.	50
Fossil U.K. Ltd.	United Kingdom	Fossil U.K. Holdings Ltd	100
Fossil Stores U.K. Ltd.	United Kingdom	Fossil U.K. Holdings Ltd.	100
Montres Antima SA	Switzerland	Swiss Technology Holding GmbH	100
Fossil Group Europe, GmbH	Switzerland	Swiss Technology Holding GmbH	100
Fossil France SA	France	Gum, SA	100
Logisav SARL	France	Fossil France SA	100

Name of Subsidiary	Place of Incorporation	Parent Company	Percent Ownership
Fossil Retail Stores (Australia) Pty. Ltd	Australia	Fossil (Australia) Pty Ltd.	100
Fossil Management Services Pty. Ltd.	Australia	Fossil (Australia) Pty Ltd.	100
Fossil Scandinavia AB	Sweden	Fossil Europe B.V.	100
Fossil Norway AS	Norway	Fossil Scandinavia AB	100
Fossil Denmark AS	Denmark	Fossil Scandinavia AB	100
Fossil Stores France SAS	France	Fossil France S.A.	100
Fossil Stores S.r.l.	Italy	Fossil Italia S.r.l.	100
Fossil (Korea) Ltd.	Korea	Fossil (East) Limited	100
Fossil (Macau) Limited	Macau	Fossil (Hong Kong) Ltd.	96
Fossil India Private Co. Ltd.	India	Fossil (East) Limited	99
Trylink International. Ltd.	Hong Kong	Fossil (East) Limited	85
Fossil Newtime Ltd.	Hong Kong	Fossil (East) Limited	100
Fossil Stores Belgium BVBA	Belgium	Fossil Europe B.V.	100
Fossil Stores Denmark A/S	Denmark	Fossil Denmark A/S	100
Fossil Stores Spain SL	Spain	Fossil Europe B.V.	100
Fossil Belgium BVBA	Belgium	Fossil Europe B.V.	100
Fossil Stores Sweden AB	Sweden	Fossil Scandinavia AB	100
MW Asia Ltd.	Hong Kong	Fossil East Ltd.	100
Fossil Asia Pacific Ltd.	Hong Kong	Fossil East Ltd.	100
Fossil Commercial (Shanghai) Company	China	Fossil East Ltd.	100
Fossil International Sarl	Luxembourg	Fossil, Inc.	100
Fossil Holdings GmbH	Switzerland	Swiss Technology Holding GmbH	100
Fossil Management GmbH	Switzerland	Swiss Technology Holding GmbH	100
Fossil China Sourcing	China	Fossil Group Europe GmbH	99